Exhibit 5.8

August 9, 2012

Omega Healthcare Investors, Inc.
200 International Circle
Suite 3500
Hunt Valley, Maryland 21030

Re: Registration Statement on Form S-4 filed by Omega Healthcare Investors, Inc. (File No. 333-182531)

Ladies and Gentlemen:

We have served as special Massachusetts counsel to that certain wholly owned, direct or indirect, as applicable, subsidiary of Omega Healthcare Investors, Inc., a Maryland corporation (the “Parent”) identified as “Ohima, Inc.,” a Massachusetts corporation on Schedule I hereto (the “Opinion Subsidiary”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Parent and the subsidiary guarantors listed on Schedule I hereto (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer by the Parent (the “Exchange Offer”) to exchange up to $400,000,000 in aggregate principal amount of the Parent’s registered 5 7/8% Senior Notes due 2024 (the “Exchange Notes”) for an equal aggregate principal amount of its existing 5 7/8% Senior Notes due 2024 issued and outstanding in the aggregate principal amount of $400,000,000 (the “Initial Notes”), under the indenture dated as of March 19, 2012 (the “Original Indenture”), among the Parent, the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture dated as of July 2, 2012, and that certain Second Supplemental Indenture, dated as of August 9, 2012, each] among the Parent, the Subsidiary Guarantors signatory thereto and the Trustee (the Original Indenture, as so supplemented, being herein referred to as the “Indenture”).  All capitalized terms which are defined in the Indenture shall have the same meanings when used herein, unless otherwise specified.

We have not been involved in the preparation of the Registration Statement, nor were we involved in the negotiation, preparation or execution of the Indenture, the Guarantees (as defined below), or any of the related agreements executed or delivered in connection with the Initial Notes or the Exchange Notes. We have been retained solely for the purpose of rendering certain opinions pursuant to Massachusetts law.

In connection herewith, we have examined:

(1)	the Registration Statement (including all exhibits thereto);

(2)	an executed copy of the Indenture, including the form of the guarantees of the Exchange Notes (each, a “Guarantee”) provided for therein;

(3)	executed copies of the Initial Notes;

Omega Healthcare Investors, Inc.
 August 9, 2012

(4)	the form of the Exchange Notes;

(5)
the charter, certificate or articles of incorporation, formation or trust and bylaws, limited liability company agreement, limited partnership agreement or other organizational documents of the Opinion Subsidiary as in effect on the date hereof and as certified by the Secretary, Assistant Secretary or other appropriate representative of the Opinion Subsidiary (the “Organizational Documents”);

(6)	a certificate of legal existence and good standing for the Opinion Subsidiary as of a recent date; and

(7)
a certificate of the Secretary or other appropriate representatives of the Opinion Subsidiary, certifying as to resolutions relating to the transactions referred to herein and the incumbency of officers.

The documents referenced as items (1) through (4) above are collectively referred to as the “Transaction Documents.”

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records, agreements and instruments of the Opinion Subsidiary, certificates of public officials and officers or other appropriate representatives of the Opinion Subsidiary, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed.  In our examination of the Transaction Documents and the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.  When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to certificates and statements of appropriate representatives of the Opinion Subsidiary.

In connection herewith, we have assumed that, other than with respect to the Opinion Subsidiary, all of the documents referred to in this opinion have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties thereto, all of the signatories to such documents have been duly authorized by all such parties and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when (i) the Registration Statement has become effective under the Act, (ii) the Indenture has become duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes (in the form examined by us) have been duly executed by the Parent and authenticated and delivered by the Trustee and issued in exchange for the Initial Notes and the Guarantee (in the form examined by us) has been duly executed by the Opinion Subsidiary, in accordance with the provisions of the Indenture upon consummation of the Exchange Offer, and otherwise in accordance with the terms of the Registration Statement and the exhibits thereto, the Guarantee of the Opinion Subsidiary provided for in the Indenture will constitute a valid and binding obligation of the Opinion Subsidiary.

Omega Healthcare Investors, Inc.
 August 9, 2012

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinion set forth herein is further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a)      Our opinion set forth herein reflects only the application of applicable Massachusetts state law (excluding the securities and blue sky laws of such state, as to which we express no opinion) and the federal laws of the United States of America.  The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.  The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.  In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b)      Our opinion contained herein may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

(c)      Our opinion is further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d)      We express no opinion as to the enforceability of (1) any provision of the Indenture purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Parent, the Opinion Subsidiary or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law or (2) any provision of the Indenture relating to choice of law.

Omega Healthcare Investors, Inc.
 August 9, 2012

(e)      We express no opinion as to whether a subsidiary may guarantee or otherwise be liable for indebtedness incurred by its parent except to the extent that such subsidiary may be determined to have benefited from the incurrence of the indebtedness by its parent or whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness incurred by its parent are, directly or indirectly, made available to such subsidiary for its corporate or other analogous purposes.

We do not render any opinions except as expressly set forth above.  The opinion set forth herein is made as of the date hereof.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the captions “Legal Matters.”  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

PARTRIDGE SNOW & HAHN LLP

Schedule I

Subsidiary Guarantors

Subsidiary	State or other jurisdiction of formation
1200 Ely Street Holdings Co. LLC	Michigan
2425 Teller Avenue, LLC	Colorado
42235 County Road Holdings Co. LLC	Michigan
48 High Point Road, LLC	Maryland
Arizona Lessor - Infinia, Inc.	Maryland
Baldwin Health Center, Inc.	Pennsylvania
Bayside Alabama Healthcare Second, Inc.	Alabama
Bayside Arizona Healthcare Associates, Inc.	Arizona
Bayside Arizona Healthcare Second, Inc.	Arizona
Bayside Colorado Healthcare Associates, Inc.	Colorado
Bayside Colorado Healthcare Second, Inc.	Colorado
Bayside Indiana Healthcare Associates, Inc.	Indiana
Bayside Street II, Inc.	Delaware
Bayside Street, Inc.	Maryland
Canton Health Care Land, Inc.	Ohio
Carnegie Gardens LLC	Delaware
Center Healthcare Associates, Inc.	Texas
CFG 2115 Woodstock Place LLC	Delaware
Cherry Street – Skilled Nursing, Inc.	Texas
Colonial Gardens, LLC	Ohio
Colorado Lessor - Conifer, Inc.	Maryland
Copley Health Center, Inc.	Ohio
CSE Albany LLC	Delaware
CSE Amarillo LLC	Delaware
CSE Anchorage LLC	Delaware
CSE Arden L.P.	Delaware
CSE Augusta LLC	Delaware
CSE Bedford LLC	Delaware
CSE Blountville LLC	Delaware
CSE Bolivar LLC	Delaware
CSE Cambridge LLC	Delaware
CSE Cambridge Realty LLC	Delaware
CSE Camden LLC	Delaware
CSE Canton LLC	Delaware
CSE Casablanca Holdings II LLC	Delaware
CSE Casablanca Holdings LLC	Delaware
CSE Cedar Rapids LLC	Delaware
CSE Centennial Village	Delaware
CSE Chelmsford LLC	Delaware
CSE Chesterton LLC	Delaware
CSE Claremont LLC	Delaware
CSE Corpus North LLC	Delaware
CSE Crane LLC	Delaware
CSE Denver Iliff LLC	Delaware
CSE Denver LLC	Delaware
CSE Douglas LLC	Delaware

Subsidiary	State or other jurisdiction of formation
CSE Dumas LLC	Delaware
CSE Elkton LLC	Delaware
CSE Elkton Realty LLC	Delaware
CSE Fairhaven LLC	Delaware
CSE Fort Wayne LLC	Delaware
CSE Frankston LLC	Delaware
CSE Georgetown LLC	Delaware
CSE Green Bay LLC	Delaware
CSE Hilliard LLC	Delaware
CSE Huntingdon LLC	Delaware
CSE Huntsville LLC	Delaware
CSE Indianapolis-Continental LLC	Delaware
CSE Indianapolis-Greenbriar LLC	Delaware
CSE Jacinto City LLC	Delaware
CSE Jefferson City LLC	Delaware
CSE Jeffersonville-Hillcrest Center LLC	Delaware
CSE Jeffersonville-Jennings House LLC	Delaware
CSE Kerrville LLC	Delaware
CSE King L.P.	Delaware
CSE Kingsport LLC	Delaware
CSE Knightdale L.P.	Delaware
CSE Lake City LLC	Delaware
CSE Lake Worth LLC	Delaware
CSE Lakewood LLC	Delaware
CSE Las Vegas LLC	Delaware
CSE Lawrenceburg LLC	Delaware
CSE Lenoir L.P.	Delaware
CSE Lexington Park LLC	Delaware
CSE Lexington Park Realty LLC	Delaware
CSE Ligonier LLC	Delaware
CSE Live Oak LLC	Delaware
CSE Logansport LLC	Delaware
CSE Lowell LLC	Delaware
CSE Marianna Holdings LLC	Delaware
CSE Memphis LLC	Delaware
CSE Mobile LLC	Delaware
CSE Moore LLC	Delaware
CSE North Carolina Holdings I LLC	Delaware
CSE North Carolina Holdings II LLC	Delaware
CSE Omro LLC	Delaware
CSE Orange Park LLC	Delaware
CSE Orlando-Pinar Terrace Manor LLC	Delaware
CSE Orlando-Terra Vista Rehab LLC	Delaware
CSE Pennsylvania Holdings	Delaware
CSE Piggott LLC	Delaware
CSE Pilot Point LLC	Delaware
CSE Ponca City LLC	Delaware
CSE Port St. Lucie LLC	Delaware

Subsidiary	State or other jurisdiction of formation
CSE Richmond LLC	Delaware
CSE Ripley LLC	Delaware
CSE Ripon LLC	Delaware
CSE Safford LLC	Delaware
CSE Salina LLC	Delaware
CSE Seminole LLC	Delaware
CSE Shawnee LLC	Delaware
CSE Spring Branch LLC	Delaware
CSE Stillwater LLC	Delaware
CSE Taylorsville LLC	Delaware
CSE Texarkana LLC	Delaware
CSE Texas City LLC	Delaware
CSE The Village LLC	Delaware
CSE Upland LLC	Delaware
CSE Walnut Cove L.P.	Delaware
CSE West Point LLC	Delaware
CSE Whitehouse LLC	Delaware
CSE Williamsport LLC	Delaware
CSE Winter Haven LLC	Delaware
CSE Woodfin L.P.	Delaware
CSE Yorktown LLC	Delaware
Dallas – Skilled Nursing, Inc.	Texas
Delta Investors I, LLC	Maryland
Delta Investors II, LLC	Maryland
Desert Lane LLC	Delaware
Dixon Health Care Center, Inc.	Ohio
Florida Lessor – Crystal Springs, Inc.	Maryland
Florida Lessor – Emerald, Inc.	Maryland
Florida Lessor – Lakeland, Inc.	Maryland
Florida Lessor – Meadowview, Inc.	Maryland
Florida Real Estate Company, LLC	Florida
Georgia Lessor - Bonterra/Parkview, Inc.	Maryland
Greenbough, LLC	Delaware
Hanover House, Inc.	Ohio
Heritage Texarkana Healthcare Associates, Inc.	Texas
House of Hanover, Ltd	Ohio
Hutton I Land, Inc.	Ohio
Hutton II Land, Inc.	Ohio
Hutton III Land, Inc.	Ohio
Indiana Lessor – Jeffersonville, Inc.	Maryland
Indiana Lessor – Wellington Manor, Inc.	Maryland
Jefferson Clark, Inc.	Maryland
LAD I Real Estate Company, LLC	Delaware
Lake Park – Skilled Nursing, Inc.	Texas
Leatherman 90-1, Inc.	Ohio
Leatherman Partnership 89-1, Inc.	Ohio
Leatherman Partnership 89-2, Inc.	Ohio
Long Term Care – Michigan, Inc.	Michigan

Subsidiary	State or other jurisdiction of formation
Long Term Care – North Carolina, Inc.	North Carolina
Long Term Care Associates – Illinois, Inc.	Illinois
Long Term Care Associates – Indiana, Inc.	Indiana
Long Term Care Associates – Texas, Inc.	Texas
Meridian Arms Land, Inc.	Ohio
North Las Vegas LLC	Delaware
NRS Ventures, L.L.C.	Delaware
OHI (Connecticut), Inc.	Connecticut
OHI (Florida), Inc.	Florida
OHI (Illinois), Inc.	Illinois
OHI (Indiana), Inc.	Indiana
OHI (Iowa), Inc.	Iowa
OHI (Kansas), Inc.	Kansas
OHI Asset (CA), LLC	Delaware
OHI Asset (CO), LLC	Delaware
OHI Asset (CT) Lender, LLC	Delaware
OHI Asset (FL), LLC	Delaware
OHI Asset (FL) Lender, LLC	Delaware
OHI Asset (ID), LLC	Delaware
OHI Asset (IL), LLC	Delaware
OHI Asset (IN), LLC	Delaware
OHI Asset (IN) Greensburg, LLC	Delaware
OHI Asset (IN) Indianapolis, LLC	Delaware
OHI Asset (IN) Wabash, LLC	Delaware
OHI Asset (IN) Westfield, LLC	Delaware
OHI Asset (LA), LLC	Delaware
OHI Asset (MD), LLC	Delaware
OHI Asset (MI), LLC	Delaware
OHI Asset (MI/NC), LLC	Delaware
OHI Asset (MO), LLC	Delaware
OHI Asset (OH) Lender, LLC	Delaware
OHI Asset (OH) New Philadelphia, LLC	Delaware
OHI Asset (OH), LLC	Delaware
OHI Asset (PA) Trust	Maryland
OHI Asset (PA), LLC	Delaware
OHI Asset (SMS) Lender, Inc.	Maryland
OHI Asset (TX), LLC	Delaware
OHI Asset CSB LLC	Delaware
OHI Asset CSE – E, LLC	Delaware
OHI Asset CSE – U, LLC	Delaware
OHI Asset Essex (OH), LLC	Delaware
OHI Asset HUD CFG, LLC	Delaware
OHI Asset HUD SF, LLC	Delaware
OHI Asset HUD WO, LLC	Delaware
OHI Asset II (CA), LLC	Delaware
OHI Asset II (FL), LLC	Delaware
OHI Asset II (PA) Trust	Maryland
OHI Asset III (PA) Trust	Maryland

Subsidiary	State or other jurisdiction of formation
OHI Asset IV (PA) Silver Lake Trust	Maryland
OHI Asset, LLC	Delaware
OHI of Texas, Inc.	Maryland
OHI Sunshine, Inc.	Florida
OHI Tennessee, Inc.	Maryland
OHIMA, Inc.	Massachusetts
Omega (Kansas), Inc.	Kansas
Omega TRS I, Inc.	Maryland
Orange Village Care Center, Inc.	Ohio
OS Leasing Company	Kentucky
Panama City Nursing Center LLC	Delaware
Parkview – Skilled Nursing, Inc.	Texas
Pavillion North Partners, Inc.	Pennsylvania
Pavillion North, LLP	Pennsylvania
Pavillion Nursing Center North, Inc.	Pennsylvania
Pine Texarkana Healthcare Associates, Inc.	Texas
Reunion Texarkana Healthcare Associates, Inc.	Texas
San Augustine Healthcare Associates, Inc.	Texas
Skilled Nursing – Gaston, Inc.	Indiana
Skilled Nursing – Herrin, Inc.	Illinois
Skilled Nursing – Hicksville, Inc.	Ohio
Skilled Nursing – Paris, Inc.	Illinois
Skyler Maitland LLC	Delaware
South Athens Healthcare Associates, Inc.	Texas
St. Mary’s Properties, Inc.	Ohio
Sterling Acquisition Corp.	Kentucky
Sterling Acquisition Corp. II	Kentucky
Suwanee, LLC	Delaware
Texas Lessor – Stonegate GP, Inc.	Maryland
Texas Lessor – Stonegate, Limited, Inc.	Maryland
Texas Lessor – Stonegate, LP	Maryland
Texas Lessor – Treemont, Inc.	Maryland
The Suburban Pavilion, Inc.	Ohio
Washington Lessor – Silverdale, Inc.	Maryland
Waxahachie Healthcare Associates, Inc.	Texas
West Athens Healthcare Associates, Inc.	Texas
Wilcare, LLC	Ohio